AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                   ON AUGUST 28, 1998

                                    Registration No.

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, DC 20549

                            FORM  S-8
      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         ___________________

                    CROMPTON & KNOWLES CORPORATION
        (Exact Name of Registrant as Specified in Its Charter)

                           Massachusetts
  (State or Other Jurisdiction of Incorporation or Organization)

                             04-1218720
               (I.R.S. Employer Identification No.)

             One Station Place, Metro Center
                 Stamford, Connecticut                 06902

             (Address of Registrant's               (Zip Code)
              Principal Executive Offices)



  Crompton & Knowles Corporation Employee Stock Ownership Plan
                   (Full Title of the Plan)

                    JOHN T. FERGUSON II
          Vice President, General Counsel and Secretary
                 Crompton & Knowles Corporation
                 One Station Place, Metro Center
                   Stamford, Connecticut 06902
            (Name and Address  of Agent For Service)

                        (203) 353-5400
   (Telephone Number, Including Area Code, of Agent for Service)
                    _____________________________

                   CALCULATION OF REGISTRATION FEE

Title of      Amount      Proposed    Proposed        Amount of
Securities    to be       Maximum     Maximum         Filing Fee
to be         Registered  Offering    Aggregate
Registered                Price Per   Price
                          Share *

Common Stock  1,500,000   $18.0625    $27,093,750.00  $9,342.67

      * Estimated for purposes of calculation of the registration fee pursuant to Rule 457(h) and Rule 457(c) and based upon an average of the high and low prices that the Common Stock of Crompton & Knowles Corporation was sold for on the New York Stock Exchange on August 24, 1998.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.




                             PART I
       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the instructions to Part I of Form S-8, such documents are not being filed and will not be filed with the Securities and Exchange Commission (the "Commission"), either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424. These documents and those incorporated by reference pursuant to Item 3 of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933 (the "Securities Act").


                          PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

     There are incorporated herein by reference the following documents of Crompton & Knowles Corporation (the "Corporation") and the Crompton & Knowles Corporation Employee Stock Ownership Plan (the "Plan") filed with the Securities and Exchange Commission (the "Commission"):

     (1) Annual Report of the Corporation on Form 10-K for the fiscal year ended December 27, 1997;

     (2) Quarterly Reports of the Corporation on Form 10-Q for the quarters ended March 28, 1998 and June 27, 1998;

     (3) the description of the Corporation's Common Stock contained in the Corporation's Registration Statement on Form 8-A, dated July 19, 1988;

     (4) the description of the Corporation's Preferred Share Purchase Rights (which are currently transferred with the Corporation's Common Stock) contained in the Corporation's Registration Statement on Form 8-A, dated July 19, 1988; and

     (5) Annual Report of the Plan on Form 11-K for the year ended December 31, 1997.

     All documents filed by the Corporation or the Plan pursuant to
Section 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement prior to the filing of a Post-Effective Amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters those securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

     Not applicable.


Item 5.     Interests of Named Experts and Counsel.

     Not applicable.

Item 6.     Indemnification of Directors and Officers.

     Section 67 of the Business Corporation Law of the Commonwealth of Massachusetts (the "B.C.L.") sets forth conditions and limitations governing the indemnification of officers, directors, and other persons of the Corporation.

     The Corporation's By-laws provide that the Corporation shall, to the full extent permitted by law, indemnify each of its directors and officers (including persons who serve at its request as directors, officers, or trustees of another organization in which it has any interest, direct or indirect, as a shareholder, creditor, or otherwise or who serve at its request in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise, or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit, or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a director, officer, or trustee, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation or, to the extent that such matter related to the service with respect to an employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Corporation, after notice that it involves such indemnification:
(a) by a disinterested majority of the directors then in office; or
(b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer.

     Expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit, or other proceeding may be paid from time to time by the Corporation, at the discretion of a majority of the disinterested directors then in office, in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay the amount so paid to the Corporation if it is ultimately determined that indemnification for such expenses is not authorized pursuant to the By-laws, which undertaking may be accepted without reference to the financial ability of such director or officer to make repayment.

     The Corporation's Amended and Restated Articles of Organization provide that a director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 61 or 62 of the B.C.L. (such sections relate generally to the liability of directors for authorizing distributions to shareholders at a time when the Corporation is insolvent or bankrupt and the liability of directors for approving loans to officers or directors of the Corporation which are not repaid and which were not approved or ratified by a majority of disinterested directors or shareholders), or (iv) for any transactions from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Item 7.     Exemption from Registration Claimed.

     Not applicable.

Item 8.     Exhibits.

     The Corporation has submitted the Plan to the Internal Revenue Service (the "IRS"), and the IRS has determined that the plan is qualified. Certain amendments to the Plan have since been adopted. In reliance on certain IRS regulations regarding the "extended remedial amendment period" for filing plan amendments with the IRS, however, these amendments have not yet been submitted to the IRS. The Corporation undertakes to submit all amendments made to the Plan as of the date of this Registration Statement and all future amendments to the Plan to the IRS in a timely manner and to make all changes required by the IRS in order to assure the Plan continues to qualify.

4.1 Restated Articles of Organization of the Corporation filed with the Commonwealth of Massachusetts on October 27, 1988, as amended on April 10, 1990, and on April 14, 1992, filed as Exhibit 3(a) to the Corporation's Annual Report on Form 10-K for the fiscal year ended December 26, 1992 (Commission File No. 1-4663) and incorporated herein by reference.

4.2 By-laws of the Corporation as amended to date, filed as Exhibit 3(i) to the Corporation's Annual
       Report on Form 10-K for the fiscal year ended December
       27, 1997 (Commission File No. 1-4663) and incorporated herein by reference.

4.3    Rights Agreement dated as of July 20, 1988, between
       the Registrant and   Mellon Bank, N.A., as Rights Agent,
       as amended on March 28, 1991, October 1, 1992, and
       January 20, 1998, and restated to incorporate all amendments.

23     Consent of independent auditors KPMG Peat Marwick LLP.

24     Power of attorney.

Item 9.     Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)     To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii)     To include any material information
                  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                            SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                              CROMPTON & KNOWLES CORPORATION
                                      (Registrant)

Date: August 28, 1998         By: /s/Charles J. Marsden
                                     Charles J. Marsden
                                     Senior Vice President and
                                     Director
                                     (Principal Financial Officer)


          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

NAME                         TITLE

Vincent A. Calarco*          Chairman, President and Chief
                             Executive Officer
                             (Principal Executive Officer)

Charles J. Marsden*          Senior Vice President,
                             Chief Financial Officer,
                             and Director
                             (Principal Financial Officer)


Peter Barna*                 Vice President, Finance
                             (Principal Accounting Officer)


James A. Bitoni*             Director


Robert A. Fox*               Director


Roger L. Headrick*           Director


Leo I. Higdon, Jr.*          Director


C.A. Piccolo*                Director


Patricia K. Woolf*           Director



Date: August 28, 1998         *By /s/John T. Ferguson II
                                     John T. Ferguson II
                                     Attorney-in-Fact

          The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator of the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 28th day of August, 1998.


                         CROMPTON & KNOWLES CORPORATION
                             (as Plan Administrator)



Date: August 28, 1998         By: /s/Charles J. Marsden
                                     Charles J. Marsden
                                     Senior Vice President,
                                     Chief Financial Officer,
                                     and Director



                        EXHIBIT INDEX

Exhibits required by S-K item 601:

Exhibit
Number               Exhibit Description

4.1 Restated Articles of Organization of the Registrant filed with the Commonwealth of Massachusetts on October 27, 1988, as amended on April 10, 1990 and on April 14, 1992, filed as Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 26, 1992 (Commission File No. 1-4663) and incorporated herein by reference.

4.2     By-laws of the Registrant as amended to date, filed as
        Exhibit 3(i) to the Registrant's Annual Report on Form
        10-K for the fiscal year ended December 27, 1997
        (Commission File No. 1-4663) and incorporated herein by reference.

4.3 Rights Agreement dated as of July 20, 1988, between the Registrant and Mellon Bank, N.A., as Rights Agent, as amended on March 28, 1991, October 1, 1992, and
        January 20, 1998, and restated herein to incorporate all amendments.

23      Consent of KPMG Peat Marwick LLP.

24      Power of attorney.